Exhibit 21.1
SUBSIDIARIES OF THRYV HOLDINGS, INC.

Name	Jurisdiction
Thryv, Inc.	Delaware
Thryv Charitable Foundation	Delaware (a 501(c)(3) nonprofit organization)